UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

 ___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

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AINOS, INC
(Exact name of registrant as specified in its charter)

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Texas	0-20791	75-1974352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108 (858) 869-2986

(Address and telephone number, including area code, of registrant’s principal executive offices)

AMARILLO BIOSCIENCES, INC.

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On November 18, 2021, Ainos, Inc., a Texas corporation (the “Company”) entered into an Asset Purchase Agreement (“Agreement”) with Ainos, Inc., a Cayman Islands corporation (“Seller”). The Seller is a majority shareholder of the Company.

Pursuant to the Agreement, upon the closing of the transactions contemplated thereby (the “Closing”), the Company will acquire certain intellectual property assets set forth on Exhibit A of the Agreement (the “IP Assets”) and certain manufacturing, testing, and office equipment set forth on Exhibit B of the Agreement (the “Equipment”) for a total purchase price of Twenty-six Million Dollars ($26,000,000 U.S.D.) (the “Purchase Price”).

Of the total Purchase Price, the Parties agreed to allocating Twenty-four Million Eight Hundred Eighty-six Thousand and Twenty-three Dollars ($24,886,023 U.S.D.) toward acquisition of the IP Assets and One Million One Hundred Thirteen Thousand and Nine Hundred Seventy-seven Dollars ($1,113,977 U.S.D.) toward the purchase of the Equipment as set forth on Exhibit C of the Agreement. The Purchase Price will be paid at Closing by the Company issuing a Convertible Note (the “Convertible Note”). The terms and conditions of the Convertible Note will be determined by the Parties prior to Closing.

As part of the Agreement the Company agreed to hire certain employees of the Seller set forth on Exhibit D of the Agreement (the “Employees”) who are responsible for research and development of the IP Assets and/or Equipment on terms at least equal to the compensation arrangements undertaken by the Seller. From and after the Closing, the Company will have no responsibility, duty or liability with respect to any employee benefit plans of the Seller.

The Closing is conditioned upon, among other things, including (i) performance of certain conditions precedent under the Agreement as set forth in Sections 6 and 7 of the Agreement and (ii) certain deliveries by Seller and the Company set forth in Sections 3.2 and 3.3 of the Agreement evidencing approval of the Board of each Party, Bill of Sale or comparable transfer documents, assignment and transfer agreements for the IP Assets and the Equipment, and the Convertible Note.

The foregoing description of the Agreement is not complete and is qualified in its entirety by the text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of November 18, 2021*

* Schedules, exhibits, and similar supporting attachments or agreements to the Asset Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ainos, Inc.

Date: November 19, 2021	By:	/s/ Chun-Hsien Tsai
Name: Chun-Hsien Tsai
Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of November 18, 2021

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